Exhibit 10.1

EXECUTION VERSION

THIRD FORBEARANCE AGREEMENT

THIS THIRD FORBEARANCE AGREEMENT, dated as of June 1, 2020 (this “Agreement”), by and among MFA Financial, Inc. and its undersigned affiliates, jointly and severally (each, a “Seller Entity,” and collectively, the “Companies”), and the buyer parties listed on Schedule 1 hereto (collectively, the “Participating Counterparties”), recites and provides as follows:

RECITALS

A.            The Companies are party to various repurchase agreements and other related agreements with the Participating Counterparties, as well as certain other agreements with the Participating Counterparties, including those set forth on Schedule 2 (such agreements, collectively, the “Applicable Agreements”).

B.            The Companies are party to that certain Forbearance Agreement, dated as of April 10, 2020 (the “First Forbearance Agreement”), with certain buyer parties listed on Schedule 1 thereto (the “First Forbearance Counterparties”), and the forbearance period under the First Forbearance Agreement ended on April 27, 2020.

C.            The Companies are party to that certain Second Forbearance Agreement, dated as of April 27, 2020 (the “Second Forbearance Agreement”), with certain buyer parties listed on Schedule 1 thereto (the “Second Forbearance Counterparties”), and the forbearance period under the Second Forbearance Agreement is scheduled to end on June 1, 2020.

D.            The Companies acknowledge and agree that various defaults and/or events of default exist or are likely to exist, or with the passage of time will or are likely to occur, under the terms of one or more of the Applicable Agreements with Participating Counterparties, including without limitation on account of (i) the failure by one or more Seller Entities to make certain payments to the applicable Participating Counterparties under the Applicable Agreements related to margin calls, requests for payments, other payment provisions, financial covenants, or termination provisions, (ii) the failure by one or more Seller Entities to deliver certain notices to Participating Counterparties, and/or (iii) cross-default provisions under the Applicable Agreements (collectively, the “Acknowledged Events of Default”).

E.            The Companies have requested that the Participating Counterparties forbear from exercising any and all rights and remedies under the Applicable Agreements or applicable law relating to any or all of the Acknowledged Events of Default, unless as otherwise provided in this Agreement.

F.            The Participating Counterparties have agreed to forbear from exercising their rights and remedies with respect to the Acknowledged Events of Default solely during the Forbearance Period (as defined below) on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises, mutual covenants, releases, and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Forbearance. From and after the Effective Date (as defined below) and through the earlier of: (i) 4:30 p.m. Eastern Daylight Time on June 26, 2020, (ii) 4:30 p.m. Eastern Daylight Time on the third business day after the occurrence of the matters set forth on Schedule 3, and (iii) the occurrence and continuance of a Triggering Event (as defined herein) (the “Forbearance Period”), each of the Participating Counterparties shall and hereby agrees to forbear from exercising any of its rights or remedies, as applicable, under its respective Applicable Agreements in respect of the Acknowledged Events of Default; provided that, without limiting and subject to the foregoing, each Participating Counterparty shall be permitted during the Forbearance Period to request, demand, or provide notice of margin, collateral or payments under the Applicable Agreements or other applicable law; provided further that nothing contained herein will prevent a Participating Counterparty from exercising any such rights or remedies that are required by FINRA Rule 4210 as long as the applicable Participating Counterparty has exercised good faith efforts to obtain a waiver of, an extension pursuant to, or to otherwise excuse compliance with, FINRA Rule 4210.

Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to constitute a waiver of any Acknowledged Event of Default or any other default, event of default or termination event under any of the Applicable Agreements or an amendment, supplement or modification of any term or condition of any of the Applicable Agreements. Upon the termination of the Forbearance Period, the agreement of the Participating Counterparties to forbear as set forth in this Section 1 shall be void ab initio and immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind (including any written notice of such termination or any obligation to provide notice of any default, event of default, termination event or exercise of remedies that may be required under such Applicable Agreement), all of which are hereby waived by the Companies. The Companies hereby acknowledge and agree that, upon the termination of the Forbearance Period, the Participating Counterparties that are party hereto may at any time, and from time to time, in their sole and absolute discretion, with respect to the Acknowledged Events of Default or any other default or event of default that may have occurred under the Applicable Agreements, exercise against any applicable Seller Entity (and its properties) any and all of their rights, remedies, powers and privileges under and in accordance with such Applicable Agreements, applicable law and/or equity, all of which rights, remedies, powers and privileges are fully reserved by each of the Participating Counterparties, and without regard to any grace or notice periods provided under such Applicable Agreements, all of which shall be deemed to have expired.

2.            Security Interest. Pursuant and subject to the terms of the First Forbearance Agreement and the Security and Collateral Agency Agreement, the Companies granted a security interest in the Designated Assets (as defined in the First Forbearance Agreement) to the Collateral Agent and its successors and assigns, for the benefit of the First Forbearance Counterparties in accordance with their respective Pro Rata Realized Losses. With respect to the security interest granted by the Companies, (i) during the Forbearance Period, the Companies shall have full power and authority to use cash collateral (as that term is defined in section 363(a) of title 11 of the United States Code (the “Bankruptcy Code”)) in accordance with the budget annexed hereto as Schedule 4, subject to the variances set forth therein, and to make payments to professionals of Participating Counterparties regardless of whether such amounts are included in the budget, and (ii) upon the expiration of the Forbearance Period, the lien on the Designated Assets shall be subject to a customary carveout for professional fees and other wind-down expenses as set forth more particularly in Section 7.3 of the Security and Collateral Agency Agreement. For the avoidance of doubt, during the Forbearance Period, in no event shall any Participating Counterparty have any contractual rights to enforce any provisions of any Collateral Contract to which such Participating Counterparty is not a party, and the Participating Counterparties’ rights with respect to the Collateral Contracts (as defined in the First Forbearance Agreement) to which they are not a party are solely rights to receive what Companies receive under such Collateral Contracts. For the further avoidance of doubt, this Agreement constitutes an “Additional Forbearance Agreement” as such term is defined in the First Forbearance Agreement and in the Security and Collateral Agency Agreement.

3.            Conditions to Effectiveness. This Agreement shall become effective as of the date (the “Effective Date”) on which the following conditions shall have been satisfied or waived in writing by the Participating Counterparties:

(a)	the execution of this Agreement by the Companies and at least one First Forbearance Counterparty, provided that, with respect to a Participating Counterparty that executes a counterpart of this Agreement within one (1) business day after the Effective Date, (i) this Agreement shall be effective as to such Participating Counterparty upon such execution by such Participating Counterparty and (ii) the Companies shall provide updated versions of Schedule 1 and Schedule 2 to all of the Participating Counterparties within one (1) business day after execution by such Participating Counterparty;

(b)	the security interests granted pursuant to the First Forbearance Agreement and the Security and Collateral Agency Agreement shall have been perfected (in the case of any assets that can be perfected with a UCC filing) or are being perfected in accordance with the Security Documents;

(c)	any default or event of default that has occurred and is continuing under the Applicable Agreements other than the Acknowledged Events of Default that has been expressly waived by the applicable Participating Counterparty is set forth in Schedule 8;

(d)	to the extent invoiced at least one business day prior to the Effective Date, the Companies shall have paid the reasonable fees and out-of-pocket expenses of counsel and other professional advisors to each Participating Counterparty; and

(e)	immediately before and after giving effect to this Agreement, the representations and warranties of the Companies set forth in Section 8 and 9 herein shall be true and correct in all material respects on and as of the Effective Date.

4.            Common Interest Rate. During the Forbearance Period, notwithstanding any term in any Applicable Agreement to the contrary, the rate of interest or the pricing rate that shall accrue on any and all obligations of any Seller Entity owed to each Participating Counterparty under such Applicable Agreement shall be the sum of (i) LIBOR (as defined and determined pursuant to the terms of each Applicable Agreement) plus (ii) 5% (the “Common Rate”). Notwithstanding the first sentence of this Section 4, during the Forbearance Period, the obligations owing under each Applicable Agreement shall accrue at the greater of the Common Rate or the rate of interest the related Participating Counterparty is entitled to charge thereunder (the “Contractual Rate”), but the obligation of the Seller Entities to pay any excess in the amount of interest accrued at the Contractual Rate over the amount of interest accrued at the Common Rate shall be deferred for each Participating Counterparty until, and shall be payable to such Participating Counterparty upon, the termination of the Forbearance Period. During the Forbearance Period, to the extent the income, funds, cash collateral and other proceeds received under or in connection with an Applicable Agreement and/or Applicable Assets thereunder is insufficient to pay the Common Rate due on the applicable due date under such Applicable Agreement, the applicable Seller Entity shall pay such unpaid amount on such due date.

5.            Agreement to Extend Maturity. During the Forbearance Period, notwithstanding any term in any Applicable Agreement to the contrary, each Participating Counterparty agrees to extend the maturity dates of each of its Applicable Agreements until the end of the Forbearance Period. Each Participating Counterparty shall instruct the applicable prime brokerage to treat the terms of each of its Applicable Agreements as having been overridden as set forth in this Section 5.

6.            Application of Designated Assets. Following liquidation thereof pursuant to the Security and Collateral Agency Agreement, the Designated Assets shall be applied and paid to Participating Counterparties based upon each Participating Counterparty’s Pro Rata Realized Losses. In addition, as set forth in the First Forbearance Agreement, with respect to any First Forbearance Counterparty that was not a Second Forbearance Counterparty, the Designated Assets to be applied and paid to such First Forbearance Counterparty shall be calculated based upon fifty percent of the Designated Assets. For the avoidance of doubt, although the application and payment of Designated Assets shall be calculated as set forth in this Section 6 and Section 6 of the First Forbearance Agreement, a First Forbearance Counterparty that did not execute the Second Forbearance Agreement shall not, and shall not be deemed to waive, release or otherwise modify the security interest in and lien on the Designated Assets or its claims under its Applicable Agreements. For each Second Forbearance Counterparty, the Designated Assets to be applied and paid to such Second Forbearance Counterparty shall be calculated based on one hundred percent of the Designated Assets.

7.            Dispositions of Collateral.

(a)	Subject to advance written notice to all Participating Counterparties, the Companies and a Participating Counterparty may agree to terminate a transaction pursuant to an Applicable Agreement (“Applicable Transaction”) in whole or in part through a liquidation, close-out, optional termination or the sale of, in each case, all or a portion of the assets (including, without limitation, cash) subject to such Applicable Agreement (“Applicable Assets”), provided that (x) each sale of the Applicable Assets shall be made on an arm’s length basis by the Companies on customary market terms (which may include sales to affiliates of the Companies or the Participating Counterparties and/or the credit bidding of assets by the Participating Counterparties) and (y) unless otherwise approved by the Required Counterparties, no such sale will result in a loss in excess of the amounts set forth in Section 7(b) below.

(b)	The Required Counterparties shall be deemed to have approved (i) the sale of a Loan Asset or a pool of Loan Assets provided that such sale does not result in a loss in excess of 1% of the Participating Counterparty’s Loan Balance, and (ii) the sale of Securities Assets to the extent that such sale does not result in an Aggregate Securities Net Loss in excess of 10% of the Participating Counterparty’s Securities Balance.

(c)	Within two (2) business days after settlement of a sale in accordance with this Section 7, the Companies shall send a report detailing any gains and/or losses and the then current outstanding amounts due under the related Applicable Agreements in form and substance reasonably acceptable to the parties.

(d)	All proceeds of any such termination described above (net of reasonable and customary expenses (if any) in connection with the applicable disposition) shall be remitted to and applied by the relevant Participating Counterparty as follows: (i) first, to the outstanding repurchase price in respect of the disposed Applicable Assets, (ii) second, to outstanding margin deficits with respect to such Applicable Agreement, (iii) third, to all other obligations owed under such Applicable Agreement, (iv) fourth, to all other obligations owed by the Companies or their affiliates to the relevant Participating Counterparty or its affiliates under any other Applicable Agreement (regardless of whether the applicable Participating Counterparty or such affiliate has a contractual right to do so under the Applicable Agreements or any other agreement with any of the Companies), and (v) fifth, after termination of all of a Participating Counterparty’s Applicable Agreements, satisfaction of all obligations thereunder, and application of all remaining proceeds in accordance with the foregoing, any further proceeds shall be subject to the lien and security interest granted in Section 2 of the First Forbearance Agreement and any such excess cash proceeds shall be remitted directly to Deposit Accounts (as defined in the Security and Collateral Agency Agreement) that are subject to Deposit Account Control Agreements (as defined in the Security and Collateral Agency Agreement).

(e)	The Companies and the Participating Counterparties will reasonably cooperate to facilitate the sales contemplated in this Section 7 and any sales executed prior to the Effective Date, and the Companies shall use best efforts to receive the consent of the Required Counterparties as required in Section 7(b) above.

(f)	Further, all cash collateral that is held by any Participating Counterparty or any affiliate thereof in connection with any Applicable Agreement shall be applied by the relevant Participating Counterparty in accordance with the foregoing.

8.            Representations and Agreements of the Companies. Each of the Companies hereby represents and warrants that each of the following statements is true, accurate and complete as of the date hereof:

(a)	Each of the Companies understands the temporary nature of the provisions of this Agreement and recognizes that no Participating Counterparty has any obligation to expand or extend any of the terms hereof;

(b)	There are no material agreements between the Companies and any other counterparties that have not been disclosed to the Participating Counterparties;

(c)	The Companies are in good standing with respect to any governmental or other agency which may regulate them; and

(d)	The Companies have not received any notice of default or event of default under any Applicable Agreements and the Companies have not received any notice of default relating to any other indebtedness, except as specified in Schedule 5.

9.            Representations and Warranties by All Parties. Each of the parties hereto hereby represents and warrants that each of the following statements is true, accurate and complete as to such party as of the date hereof:

(a)	Such party has carefully read and fully understood all of the terms and conditions of this Agreement;

(b)	Such party has consulted with, or had a full and fair opportunity to consult with, an attorney regarding the terms and conditions of this Agreement;

(c)	Such party has had a full and fair opportunity to participate in the drafting of this Agreement;

(d)	Such party is freely, voluntarily, knowingly, and intelligently entering into this Agreement;

(e)	In entering into this Agreement, such party has not relied upon any representation, warranty, covenant or agreement not expressly set forth herein or in its respective Applicable Agreement;

(f)	This Agreement has been duly authorized and validly executed and delivered by such party and constitutes each such party’s legal, valid and binding obligation, enforceable in accordance with its terms;

(g)	Such party is executing this Agreement and agreeing to be bound on account of all Applicable Agreements to which it is a party; and

(h)	Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the full power and legal authority to execute this Agreement, consummate the transactions contemplated hereby, and perform its obligations hereunder.

10.           Covenants by the Companies. The Companies hereby covenant that, during the Forbearance Period:

(a)	no later than June 15, 2020, the matters set forth in Schedule 7 shall have occurred or the Companies shall make a payment to reduce the principal balance owed to each Participating Counterparty in an amount equal to its Pro Rata UPB Share of $100 million;

(b)	no dividend or other distribution shall be made on any preferred or common stock of any Seller Entity;

(c)	the independent directors of any Seller Entity shall be paid only with common stock in such Seller Entity, except with respect to Independent Directors of special purpose entity Seller Entity subsidiaries of MFA Financial, Inc.;

(d)	in connection with a Non-Participating Counterparty’s agreement to waive, or forbear from exercising remedies with respect to, a default or potential default under a repurchase agreement or similar agreement with such Non-Participating Counterparty, if any of the Companies agrees (x) to provide any benefit or consideration to such Non-Participating Counterparty that is more favorable than the consideration or benefits offered hereunder (including, without limitation, the benefit of a forbearance period of shorter duration than the Forbearance Period and the payment of any fees in connection with such waiver or forbearance) or (y) to any terms or conditions with such Non-Participating Counterparty that are more favorable than the terms set forth in this Agreement, (i) the Companies shall provide advance written notice to the Participating Counterparties of such consideration, benefit, terms or conditions and (ii) such consideration, benefit, terms or condition shall be deemed incorporated herein and each of the Participating Counterparties shall be provided with such consideration or benefit on the same terms as such Non-Participating Counterparty, without the need of any further action on the part of any party, except that the Companies shall take such actions as may be necessary or reasonably requested by any Participating Counterparty to perfect the rights of the Participating Counterparties in and to such benefits, and provided, further, for the avoidance of doubt, that neither the First Forbearance Agreement nor the Second Forbearance Agreement constitute an agreement with a Non-Participating Counterparty for purposes of this Section 10(d);

(e)	the Companies shall cooperate fully with the Participating Counterparties and their respective agents and professionals (legal and financial), including in connection with any financial review or appraisal of the businesses, assets or financial condition of the Companies, to provide the Participating Counterparties and their respective agents and professionals with all reasonably requested information, in all cases at the expense of the Companies. Without limiting the foregoing, (i) upon the request of any Participating Counterparty, and subject to compliance with the confidentiality provisions included in such Applicable Agreement, the Companies shall grant such Participating Counterparty and its respective professionals (including, without limitation, its lawyers, accountants, appraisers and financial advisors) reasonable access to, and shall as promptly as practical schedule meetings and conference calls with, management personnel and any financial advisors or restructuring consultants retained by the Companies, (ii) the Companies shall on or prior to the Effective Date have created a data room with outstanding principal balance and asset information in a form acceptable to the Participating Counterparties, including loan tapes and CUSIP numbers for all outstanding transactions, and (iii) the Companies’ financial advisor shall furnish the Participating Counterparties with daily reporting of transactions entered into by the Companies on the previous business day, including relevant details of any sales of encumbered assets and repayment of associated financing, principal and interest cash flows collected from encumbered assets that are used to pay down associated financing, and other significant cash flows from transactions involving (1) all dispositions pursuant to Section 7 of this Agreement, (2) settlement of sales of previously unsettled encumbered or unencumbered assets that occurred prior to execution of this agreement, (3) settlements or accommodations from financing counterparties not party to this agreement; (4) cash outflows and related details on payments for general and administrative or other expenses in the normal course of the Companies’ business to the extent that they exceed $500,000 on any given day as well as details on any single expense exceeding $200,000, and (5) consolidated financial balance sheet information for MFA Financial, Inc., and any other information required to be provided under any of the Applicable Agreements, including daily reporting on margin calls;

(f)	the Companies shall pay the reasonable and documented professional fees and expenses, including legal fees, of each Participating Counterparty incurred in connection with the consideration of the forbearance provided for herein (including any diligence and analysis in respect thereof) and the negotiation and execution of this Agreement and any extension or modification thereof, including fees and expenses of a financial advisor for the Participating Counterparties;

(g)	no draws shall be made under any Applicable Agreement of a Participating Counterparty, except with respect to the agreements set forth in Schedule 6 hereto;

(h)	unless otherwise agreed upon by the Participating Counterparties, the Companies shall make no draws upon or otherwise access extensions of credit, including any further sales or repurchases, including, without limitation, from affiliates, except with respect to the agreements set forth in Schedule 6 hereto;

(i)	unless otherwise agreed upon by the Participating Counterparties, no payments shall be made to any lender, creditor or other obligee under any indebtedness obligation of any kind of any of the Companies, including without limitation to the Participating Counterparties under the Applicable Agreements (other than as expressly permitted under this Agreement, including payments contemplated in the budget annexed hereto as Schedule 4);

(j)	all income, funds, cash collateral and other proceeds received under or in connection with any Applicable Agreement and/or any Applicable Assets thereunder (including any such income, funds, cash collateral or other proceeds that are in the possession of the applicable Participating Counterparty on the date hereof and/or would otherwise be required to be paid to the Companies pursuant to such Applicable Agreement) shall be applied by the relevant Participating Counterparty as follows: (i) first, to all accrued and unpaid interest (including price differential) owed under such Applicable Agreement and hereunder, (ii) second, to outstanding margin deficits under such Applicable Agreement, (iii) third, to reduce the outstanding principal amount (including any repurchase price) owed to such Participating Counterparty under such Applicable Agreement (notwithstanding any principal repayment schedule in the Applicable Agreement to the contrary), (iv) fourth, to all other obligations owed by the Companies or their affiliates to the relevant Participating Counterparty or its affiliates under any other Applicable Agreement (regardless of whether the applicable Participating Counterparty or such affiliate has a contractual right to do so under the Applicable Agreements or any other agreement with any of the Companies), including fees and expenses, and (v) fifth, any further proceeds shall be subject to the lien and security interest granted in Section 2 of the First Forbearance Agreement; provided, however, for the avoidance of doubt, except with respect to the payment of interest as set forth above in Section 4, that during the Forbearance Period payments of interest (including price differential), principal, and other obligations shall be made from income and other proceeds in accordance with the foregoing and not based on any due dates, schedules, or other timing set forth in the Applicable Agreements;

(k)	upon the reasonable request of any Participating Counterparty and at the Companies’ expense, shall make, execute, endorse, acknowledge, file, record, register and/or deliver such agreements, documents, instruments and further assurances (including, without limitation, financing statements in applicable jurisdictions, delivery of custodial receipts in the name of and for the benefit of the Collateral Agent from any custodians holding any mortgage-loan related assets, delivery, together with endorsements in blank, of all physical securities comprising Designated Assets, and creation of segregated securities accounts (and the crediting thereto of all securities constituting Designated Assets) and deposit accounts for any Designated Assets (and crediting thereto of all cash constituting Designated Assets) and execution of control agreements for the same) and take such other actions as may be reasonably appropriate or advisable to create, perfect, preserve or protect the security interest of the Collateral Agent on behalf of the Participating Counterparties granted in Section 2 of the First Forbearance Agreement;

(l)	the Companies shall continue to make a good faith effort to develop a business plan and undertake a deleveraging process in accordance with their business judgment to accomplish such deleveraging;

(m)	the Companies shall promptly notify each Participating Counterparty of the occurrence of any Triggering Event and in any event no later than one business day following the occurrence thereof (or in the case of a Triggering Event described in clauses (iii) (solely with respect to a voluntary filing), (vi), (vii), (viii), (xi) or (xiii) of the definition of “Triggering Event,” one business day prior to such expected filing or payment), which notice shall state that such Triggering Event occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such Triggering Event;

(n)	the Companies shall promptly, and in any event no later than one business day after receipt of notice thereof, notify each Participating Counterparty of any default, event of default, termination notices, enforcement notices, calculation statements, and related notices and correspondences received by the Companies in connection with any repurchase agreements with Non-Participating Counterparties or any material indebtedness of the Companies, or any other agreement that could give rise to a cross default under any of the foregoing;

(o)	the Companies acknowledge and agree that New York Governor Andrew Cuomo’s Executive Order No. 202.9, “Continuing Temporary Suspension and Modification of Laws Relating to Disaster Emergency” is inapplicable to any of the Applicable Agreements, and that the Companies will not seek to challenge or assert a claim or defense against any Participating Counterparty on the basis of such executive order;

(p)	unless otherwise agreed upon by the Required Counterparties, each Seller Entity shall not enter into any new repurchase agreements, forward transaction agreements, hedging agreements, ISDA agreements, warehouse agreements, swap agreements, loan agreements, and other related agreements or any transactions thereunder or any new transactions under an Applicable Agreements or any other similar agreement, or grant any liens upon its assets on account of the forgoing or incur any other indebtedness of the Companies;

(q)	the Companies shall provide notice to all Participating Counterparties promptly, and no later than one business day after, (i) the exercise of remedies in connection with a Triggering Event by any Participating Counterparty; or (ii) other than the termination of the forbearance period under the First Forbearance Agreement or the Second Forbearance Agreement, the termination of any forbearance or standstill or similar agreement by any Non-Participating Counterparty to any repurchase agreement, swap agreement or other derivative contract with any of the Companies; and

(r)	on a weekly basis during the Forbearance Period, the Companies shall provide reasonably detailed written reports on the progress of the Companies in their recapitalization and refinancing process.

11.            Releases. Upon execution of this Agreement by each of the Companies and each of the Participating Counterparties, the Companies, on behalf of themselves and their successors or assigns (collectively, the “Releasing Parties”) releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defenses of any kind whatsoever whether in law, equity or otherwise (including, without limitation, any claims relating to (i) the making or administration of transactions under the Applicable Agreements (including any acts or omissions in respect of margin calls, related valuations, and notice requirements), including, without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability” theories, (ii) any covenants, agreements, duties or obligations set forth in the Applicable Agreements, (iii) increased financing costs, interest or other carrying costs, (iv) penalties, lost profits or loss of business opportunity, (vi) legal, accounting and other administrative or professional fees and expenses and incidental, consequential and punitive damages payable to third parties, (vii) damages to business reputation, (viii) any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent, or (ix) any claims arising from any actual or alleged decline in the value of any Applicable Assets during the Forbearance Period), which any of the Releasing Parties might otherwise have or may have against the Participating Counterparties, their present or former subsidiaries and affiliates or any of the foregoing’s officers directors, employees, attorneys or other representatives or agents (collectively, the “Releasees”) in each case on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, judgment, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date of this Agreement relating to the Applicable Agreements, this Agreement and/or the transactions contemplated thereby or hereby (any of the foregoing, a “Claim”). Each of the Releasing Parties expressly acknowledges and agrees, with respect to the Claims, that it waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this paragraph. Furthermore, each of the Releasing Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to paragraph. Except as provided for in Section 12 with respect to a Participating Counterparty that breaches this Agreement, the foregoing release, covenant and waivers of this paragraph shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or the termination of the Applicable Agreements, this Agreement or any provision thereof.

12.            Remedies for Breach by Participating Counterparty. Any Participating Counterparty that fails to comply with any material term of this Agreement during the Forbearance Period (a “Non-Complying Counterparty”), which failure remains uncured for a period of two (2) business days following such Participating Counterparty’s receipt of written notice of such non-compliance, and which failure to comply has been determined by a final, non-appealable order of a court of competent jurisdiction, shall (i) be deemed immediately to have forfeited its lien on the Designated Assets; and (ii) no longer be deemed a Releasee (and the release provided to such Participating Counterparty and its related Releasees shall defease retroactively and be of no force or effect whatsoever). For the avoidance of doubt, (i) a Participating Counterparty’s exercise of any rights or remedies following the Forbearance Period shall not be deemed a breach of this Agreement, and (ii) no Participating Counterparty shall be deemed a Non-Complying Counterparty solely by virtue of such Participating Counterparty failing to extend its agreements under Section 1 at the end of the Forbearance Period.

13.            No Waiver of Rights or Remedies. The Participating Counterparties and the Companies agree that other than as expressly set forth herein, nothing in this Agreement or the performance by the parties of their respective obligations hereunder constitutes or shall be deemed to constitute a waiver of any of the parties’ rights or remedies under the terms of such Applicable Agreement or applicable law, all of which are hereby reserved, including without limitation, (i) any rights that the Participating Counterparties may have to charge interest at a post-default rate under the terms of such Applicable Agreement, and (ii) any rights or remedies in connection with any bankruptcy proceedings in respect of a Seller Entity (to which this Agreement shall not apply). Except as expressly set forth in this Agreement, this Agreement is not intended to be, and shall not be deemed or construed to be, an amendment, supplement, modification, cure, satisfaction, reinstatement, novation, or release of the Applicable Agreements or any indebtedness incurred thereunder or evidenced thereby. The parties further agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Participating Counterparties may be entitled to take or bring in order to enforce their rights and remedies against the Seller Entities are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period. This Agreement is limited in nature and nothing herein shall be deemed to establish a custom or course of dealing between any Participating Counterparty and any Seller Entity. Except as set forth in Section 12 hereof, in no event shall this Agreement extinguish the obligations for the payment of money outstanding under any Applicable Agreement or discharge or release any collateral or other security therefor.

14.            Sale of Claims During Forbearance Period. During the Forbearance Period and provided that no Triggering Event shall have occurred, but subject to the provisions of Section 7 hereof, no Participating Counterparty may sell or otherwise transfer (either directly or indirectly) any claim it may have arising out of any Applicable Agreement to any person other than another Participating Counterparty, or an affiliate thereof that expressly agrees to be bound by the terms of this Agreement, without the prior written consent of the Required Counterparties. In no event shall any claims be sold or otherwise transferred (whether directly or indirectly) to the Companies.

15.            Safe Harbor. Each of the parties hereto intend (i) for this Agreement to qualify for the safe harbor treatment provided by the Bankruptcy Code and for each of the Participating Counterparties to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code, a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and that all payments and other transfers made under or pursuant to this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 741 of the Bankruptcy Code, (ii) that the grant of security interest set forth in this Agreement are intended to constitute a security agreement or other arrangement or other credit enhancement related to each Applicable Agreement and transactions thereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code and a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and (iii) that each Participating Counterparty (for so long as such Participating Counterparty is a “financial institution,” “financial participant” or other entity listed in Section 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) shall be entitled to, without limitation, the liquidation, termination, acceleration, netting, set-off, and non-avoidability rights afforded to parties such as such Participating Counterparty to “repurchase agreements” pursuant to Sections 559, 362(b)(7) and 546(f) of the Bankruptcy Code, “securities contracts” pursuant to Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code and “master netting agreements” pursuant to Sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code. The parties hereto further acknowledge and agree that if any Participating Counterparty is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then this Agreement hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to this Agreement would render such definition inapplicable). The parties hereto further acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as a party is not a “financial institution” as that term is defined in FDICIA). The parties agree that the terms of Section 1 and Section 2 and the related defined terms of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org), are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” each party that is a Covered Entity shall be deemed a “Covered Entity” and each party (whether or not it is a Covered Entity) shall be deemed a “Counterparty Entity” with respect to each other party that is a Covered Entity. For purposes of the foregoing sentence “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

16.            Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)	This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, notwithstanding its conflict of laws principles or any other rule, regulation or principle that would result in the application of any other state’s law.

(b)	EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK AND APPELLATE COURTS FROM EITHER OF THEM AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

(c)	EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

15.            Entire Agreement. This Agreement, together with all Applicable Agreements to which the parties are bound, the First Forbearance Agreement, the Second Forbearance Agreement, and the Security Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings relating to any Acknowledged Events of Default.

16.            Modifications. No part or provision of this Agreement may be changed, modified, waived, discharged or terminated except by mutual written agreement of all of the parties hereto. Except as so mutually agreed, the Companies agree that, during the Forbearance Period, they will not permit any party hereto to be relieved of any of its obligations hereunder or take any similar action that would have a comparable effect.

17.            Defined Terms. The definitions set forth in this Agreement are for convenience only and shall have no bearing on the characterization of any agreement or qualification of any agreement for the protections afforded in 11 U.S.C. §§ 362, 546, 553, 555-561.

18.            Successors and Assigns. This Agreement shall inure to the benefit of and bind each of the parties and their respective successors and assigns.

19.            Headings. The headings used in this Agreement are for convenience only and will not be deemed to limit, amplify or modify, the terms of this Agreement.

20.            Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall may include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

21.            Certain Definitions.

(a)	“Aggregate Securities Net Loss” shall mean, as determined on any date of determination, the aggregate net losses incurred from and including April 10, 2020 by a Participating Counterparty in connection with one or more sales of Securities Assets.

(b)	“Collateral Agent” shall mean Wilmington Trust as collateral agent for the Participating Counterparties, or such other collateral agent as agreed by the Companies and the Participating Counterparties.

(c)	“Loan Assets” shall mean Applicable Assets that are mortgage loans, REO properties and interests therein (other than Securities Assets).

(d)	“Loan Balance” shall mean, as determined as of the date of any sale of Loan Assets, the principal amount owed to a Participating Counterparty under the Applicable Agreements in respect of the Loan Assets subject to such sale.

(e)	“Non-Participating Counterparties” shall mean counterparties under repurchase agreements and other related agreements similar in nature to the Applicable Agreements with any one or more of the Companies, other than the Participating Counterparties.

(f)	“Pro Rata Realized Losses” shall mean for each Participating Counterparty a fraction the numerator of which is an amount equal to such Participating Counterparty’s realized losses under the applicable Applicable Agreements and the denominator of which is the sum of all Participating Counterparties’ realized losses, in each case, calculated upon the close-out of all of the transactions under the applicable Applicable Agreements (with realized losses being determined in each instance (after giving effect to the netting and setoff of any cash collateral or other margin held by such Participating Counterparty) by either (i) a disposition (including a Participating Counterparty’s buying in) of the related Applicable Assets within 180 days following the expiration of the Forbearance Period and in accordance with such Applicable Agreement or (ii) agreement of the Companies, in consultation with the Required Counterparties).

(g)	“Pro Rata UPB Share” shall mean for each Participating Counterparty a fraction the numerator of which is an amount equal to the sum of the unpaid principal balances (net of any cash collateral or other margin) for such Participating Counterparty’s Applicable Agreements and the denominator of which is an amount equal to the sum of the unpaid principal balances (net of any cash collateral or other margin) for all of the Applicable Agreements, in each case, based on the unpaid principal balances (net of any cash collateral or other margin), as calculated by the Companies based on each Participating Counterparty’s unpaid principal balances as of close of business on June 12, 2020.

(h)	“Required Counterparties” shall mean, as of any date of determination, Participating Counterparties that collectively hold a majority of the aggregate gross principal balance of Applicable Agreements to which one or more Companies is a party as of such date of determination.

(i)	“Securities Assets” shall mean Applicable Assets that are securities.

(j)	“Securities Balance” shall mean, as determined as of April 10, 2020, the aggregate amount owed to a Participating Counterparty under the Applicable Agreements in respect of Securities Assets.

(k)	“Security and Collateral Agency Agreement” shall mean that certain Security and Collateral Agency Agreement dated as of April 10, 2020, among the Companies, Wilmington Trust, National Association, as agent for the First Forbearance Counterparties, and the First Forbearance Counterparties.

(l)	“Security Documents” shall mean the Security and Collateral Agency Agreement, and any custodial, account or other agreements perfecting the liens granted in the Security and Collateral Agency Agreement, each in form and substance satisfactory to the First Forbearance Counterparties.

(m)	“Triggering Event” shall mean any of the following:

(i)	the failure of any Company to comply with any term, condition, or covenant set forth in this Agreement or any of the Security Documents;

(ii)	the inaccuracy of any representation or warranty made by the Companies herein in any material respect on or as of the date made;

(iii)	any Seller Entity under the debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, including but not limited to the United States Bankruptcy Code (a) commences or seeks to commence a voluntary case or proceeding; (b) consents to a voluntary case or proceeding; (c) consents to the appointment of a custodian, receiver, liquidator, trustee, monitor, sequestrator or similar official of it (or them) for all or any substantial part of its property; (d) makes or seeks to make a general assignment for the benefit of its (or their) creditors; (e) files or takes steps to file an answer or consent seeking reorganization or relief; or (f) consents to the filing of a petition in bankruptcy or any similar proceeding;

(iv)	an involuntary case under the United States Bankruptcy Code or other applicable debtor relief law is commenced against any Seller Entity and the petition is not controverted within 10 days, or is not dismissed within 45 days after the filing thereof;

(v)	a custodian, receiver, liquidator, trustee, monitor, sequestrator or similar official is appointed out of court with respect to any Seller Entity, or with respect to all or any substantial part of the assets or properties of the Seller Entities;

(vi)	any of the Seller Entities shall make a dividend or other distribution on any preferred or common stock;

(vii)	the independent directors of any Seller Entity shall receive compensation other than common stock in such Seller Entity, except with respect to independent directors of special purpose entity Seller Entity subsidiaries of MFA Financial, Inc.;

(viii)	other than as expressly permitted under this Agreement, including payments contemplated in the budget annexed hereto as Schedule 4, or as otherwise agreed to by the Required Counterparties, any payments shall be made to or liens or collateral granted for the benefit of any repurchase agreement, forward transaction agreement, hedging agreement, ISDA agreement, warehouse agreement, swap agreement, or loan agreement counterparty other than to a Participating Counterparty under or in connection with an Applicable Agreement or to any agent or lender with respect to any material indebtedness of the Companies;

(ix)	the exercise of remedies (i) in connection with a Triggering Event by any Participating Counterparty, or (ii) in connection with compliance with FINRA Rule 4210 by Participating Counterparties holding an aggregate gross principal balance in excess of $500 million as long as the applicable Participating Counterparties have exercised good faith efforts to obtain a waiver of, an extension pursuant to, or to otherwise excuse compliance with, FINRA Rule 4210;

(x)	the Security Documents cease to create a valid and perfected first priority security interest in the Designated Assets after such perfection occurs in accordance with the terms of the First Forbearance Agreement and the Security Documents;

(xi)	unless otherwise agreed upon by the Participating Counterparties, payment being made by the Companies to any repurchase agreement counterparty, including without limitation the Participating Counterparties and the Non-Participating Counterparties (other than as expressly set forth herein); provided that no Triggering Event shall be deemed to have occurred pursuant to the foregoing clause (viii) or this clause (xi) due to any Seller Entity complying with its obligations as lender, buyer or other type of financing provider under any financing, repurchase transaction or similar arrangement;

(xii)	the receipt by any of the Participating Counterparties from, or the publication by, any of the Companies of any threat of litigation (other than in connection with a breach of this Agreement by a Participating Counterparty); or

(xiii)	the commencement of any lawsuit by any of the Companies against any Participating Counterparty arising out of or with respect to, or in connection with, any repurchase agreements, or any related agreements (other than in connection with a breach of this Agreement by a Participating Counterparty);

(xiv)	any Company shall take any actions within such Company’s control to have the DTC repo tracker turned “on” with respect to assets subject to the relevant Applicable Agreements;

(xv)	the failure by any Company to take the actions within such Company’s control within two (2) business days of actual notice to, or actual knowledge by, such Company to have the DTC repo tracker turned “off” with respect to assets subject to the relevant Applicable Agreements;

(xvi)	the failure of any Company to remit to the applicable Participating Counterparty income or proceeds received by such Company with respect to assets subject to the relevant Applicable Agreements within one (1) business day of actual notice to, or actual knowledge by, such Company of receipt of such income or proceeds; or

(xvii)	the CMBX.NA.AAA.13 Index has remained 20% below the level of the CMBX.NA.AAA.13 Index as of the commencement of the Forbearance Period for three (3) consecutive business days.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

SELLER ENTITIES:

Signature Page to MFA Third Global Forbearance Agreement

MFA Securitization Holdings LLC,
as a Seller Entity

By:	/s/ Bryan Wulfsohn
Name:	Bryan Wulfsohn
Title:	Vice President

Signature Page to MFA Third Global Forbearance Agreement

MFResidential Assets I, LLC,
as a Seller Entity

By:	/s/ Bryan Wulfsohn
Name:	Bryan Wulfsohn
Title:	Vice President

Signature Page to MFA Third Global Forbearance Agreement

MFA Securities Holdings LLC, as a
Seller Entity

By:	/s/ Bryan Wulfsohn
Name:	Bryan Wulfsohn
Title:	Vice President

Signature Page to MFA Third Global Forbearance Agreement

MFA Kittiwake Investments Ltd., as a
Seller Entity

By:	/s/ Bryan Wulfsohn
Name:	Bryan Wulfsohn
Title:	Vice President

Signature Page to MFA Third Global Forbearance Agreement

MFRA Trust 2014-1
MFRA Trust 2014-2
MFRA Trust 2015-1
MFRA Trust 2016-1
MFRA Trust 2019-1
MFRA Trust 2019-2,
each as a Seller Entity,

By: MFResidential Assets I, LLC,
as Administrator

By:	/s/ Bryan Wulfsohn
Name:	Bryan Wulfsohn
Title:	Vice President

Signature Page to MFA Third Global Forbearance Agreement

DIPLOMAT PROPERTY HOLDINGS CORP.,
as a Seller Entity

By:	/s/ Bryan Wulfsohn
Name:	Bryan Wulfsohn
Title:	Vice President

Signature Page to MFA Third Global Forbearance Agreement

CLEEK INVESTMENT HOLDINGS LLC, as a
Seller Entity

By:	/s/ Bryan Wulfsohn
Name:	Bryan Wulfsohn
Title:	Vice President

Signature Page to MFA Third Global Forbearance Agreement

BEAUMONT SECURITIES HOLDINGS, LLC, as a
Seller Entity

By:	/s/ Bryan Wulfsohn
Name:	Bryan Wulfsohn
Title:	Vice President

Signature Page to MFA Third Global Forbearance Agreement

DEEPWOOD RESIDENTIAL ASSETS, LLC, as a
Seller Entity

By:	/s/ Bryan Wulfsohn
Name:	Bryan Wulfsohn
Title:	Vice President

Signature Page to MFA Third Global Forbearance Agreement

DIPLOMAT PROPERTY MANAGER, LLC, as a
Seller Entity

By:	/s/ Bryan Wulfsohn
Name:	Bryan Wulfsohn
Title:	Vice President

Signature Page to MFA Third Global Forbearance Agreement

SPARTAN PROPERTY MANAGER, LLC, as a Seller Entity

By:	/s/ Bryan Wulfsohn
Name:	Bryan Wulfsohn
Title:	Vice President

Signature Page to MFA Third Global Forbearance Agreement

MFA Financial, Inc.,
as a Seller Entity and Guarantor

By:	/s/ Bryan Wulfsohn
Name:	Bryan Wulfsohn
Title:	SVP and Co-CIO

Signature Page to MFA Third Global Forbearance Agreement

PARTICIPATING COUNTERPARTIES:

Signature Page to MFA Third Global Forbearance Agreement

ALPINE SECURITIZATION LTD, as a Participating Counterparty, by CREDIT SUISSE AG, NEW YORK BRANCH as Attorney-in-Fact

By:	/s/ Kevin Quinn
Name:	Kevin Quinn
Title:	Vice President

By:	/s/ Patrick Duggan
Name:	Patrick Duggan
Title:	Vice President

Signature Page to MFA Third Global Forbearance Agreement

bank of america, n.a., as a Participating Counterparty

By:	/s/ Michael J. Berg
Name:	Michael J. Berg
Title:	Director

Signature Page to MFA Third Global Forbearance Agreement

bofa securities, inc., as a Participating Counterparty

By:	/s/ Michael J. Berg
Name:	Michael J. Berg
Title:	Director

Signature Page to MFA Third Global Forbearance Agreement

Barclays Bank PLC, as a Participating Counterparty

By:	/s/ Robert Silverman
Name:	Robert Silverman
Title:	Managing Director

Signature Page to MFA Third Global Forbearance Agreement

Barclays Capital Inc., as a Participating Counterparty

By:	/s/ Robert Silverman
Name:	Robert Silverman
Title:	Managing Director

Signature Page to MFA Third Global Forbearance Agreement

credit suisse ag, cayman islands branch, as a Participating Counterparty

By:	/s/ Elie Chau
Name:	Elie Chau
Title:	Vice President

By:	/s/ Ernest Calabrese
Name:	Ernest Calabrese
Title:	Authorized Signatory

Signature Page to MFA Third Global Forbearance Agreement

Goldman Sachs Bank USA, as a Participating Counterparty

By:	/s/ Rajiv Kamilla
Name:	Rajiv Kamilla
Title:	Authorized Signatory

Signature Page to MFA Third Global Forbearance Agreement

Goldman Sachs Lending Partners LLC, as a Participating Counterparty

By:	/s/ Rajiv Kamilla
Name:	Rajiv Kamilla
Title:	Authorized Signatory

Signature Page to MFA Third Global Forbearance Agreement

Goldman, Sachs & Co., as a Participating Counterparty

By:	/s/ Rajiv Kamilla
Name:	Rajiv Kamilla
Title:	Authorized Signatory

Signature Page to MFA Third Global Forbearance Agreement

morgan stanley bank, n.a., as a Participating Counterparty

By:	/s/ Darius Houseal
Name:	Darius Houseal
Title:	Authorized Signatory

Signature Page to MFA Third Global Forbearance Agreement

wells fargo bank, n.a., as a Participating Counterparty

By:	/s/ Chris Allbright
Name:	Chris Allbright
Title:	Assistant Vice President

Signature Page to MFA Third Global Forbearance Agreement

wells FARGO securities, llc, as a Participating Counterparty

By:	/s/ Romona Lingerfelt
Name:	Romona Lingerfelt
Title:	Authorized Signatory

Signature Page to MFA Third Global Forbearance Agreement

SCHEDULE 1

Participating Counterparties

1. Alpine Securitization LTD
2. Bank of America, N.A.
3. BofA Securities, Inc.
4. Barclays Bank PLC
5. Barclays Capital Inc.
6. Credit Suisse AG, Cayman Islands Branch
7. Goldman Sachs Bank USA
8. Goldman Sachs Lending Partners LLC
9. Goldman, Sachs & Co.
10. Morgan Stanley Bank, N.A.
11. Wells Fargo Bank, N.A.
12. Wells Fargo Securities, LLC